Exhibit 99.1
FOR IMMEDIATE RELEASE
Federal Signal Completes Acquisition of Sirit
OAK BROOK, Ill. and TORONTO, March 5, 2010 /PRNewswire-FirstCall/ — Federal Signal Corporation (NYSE: FSS), a leader in environmental, safety and transportation solutions, and Sirit Inc. (“Sirit”) (TSX: SI), a leading provider of radio frequency identification (“RFID”) technology, today announced that Federal Signal has completed the acquisition of Sirit.
“Completing the acquisition of Sirit opens the way to exciting possibilities for Federal Signal,” said William Osborne, Federal Signal’s President and Chief Executive Officer. “The strategic rationale for bringing Sirit together with Federal Signal’s Diamond Consulting Services, PIPS and newly acquired VESystems businesses is compelling. We will now be well positioned to offer comprehensive Intelligent Transport Systems solutions as well as best-in-class individual products and services allowing Federal Signal to capitalize on robust global market trends and deliver enhanced value to our stockholders.
“On behalf of the Board of Directors and management team, we welcome Sirit’s talented employees to the Federal Signal team and look forward to working with them to achieve a quick and seamless integration,” Mr. Osborne concluded.
“Our merger with Federal Signal is a great opportunity for our employees and the future of Sirit,” said Norbert Dawalibi, President and Chief Executive Officer of Sirit. “On behalf of Sirit’s Board of Directors and management team, we are deeply appreciative of the support of hard-working employees throughout this process. Joining the Federal Signal family is the right fit for Sirit and we look forward to rapidly integrating our operations and capitalizing on the power of this combination.”
As previously announced, on February 24, 2010, Federal Signal entered into a second amendment to its definitive arrangement agreement with Sirit, whereby Federal Signal will acquire all of the issued and outstanding common shares of Sirit (the “Common Shares”) for cash consideration of CDN$0.46 per share by way of a court approved plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”), an increase of CDN$0.16 per share or 53% over the original cash consideration announced on January 14, 2010.
Citi served as Federal Signal’s financial advisor, and Torys LLP and Thompson Coburn LLP served as legal advisors to Federal Signal in connection with the transaction. GMP Securities L.P. was retained as financial advisor to the board of directors of Sirit and its independent committee. Gowling Lafleur Henderson LLP served as legal advisor to Sirit in connection with the transaction.
About Sirit Inc.
Sirit Inc. (TSX: SI) is a leading provider of Radio Frequency Identification (RFID) technology worldwide. Harnessing the power of Sirit’s enabling-RFID technology, customers are able to more rapidly bring high quality RFID solutions to the market with reduced initial engineering costs. Sirit’s products are built on more than 16 years of RF domain expertise addressing multiple frequencies

(LF/HF/UHF), multiple protocols and are compliant with global standards. Sirit’s broad portfolio of products and capabilities can be customized to address new and traditional RFID market applications including Supply Chain & Logistics, Cashless Payment (including Electronic Tolling), Access Control, Automatic Vehicle Identification, Inventory Control & Management, Asset Tracking and Product Authentication. For more information, visit www.sirit.com.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, Federal Signal operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This release contains various forward-looking statements as of the date hereof and unless otherwise required by law, Federal Signal does not undertake any obligation to update any forward-looking statements contained in this news release as a result of new information, further events or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: (i) economic conditions in various regions, (ii) product and price competition, (iii) supplier and raw material prices, (iv) foreign currency exchange rate changes, (v) interest rate changes, (vi) increased legal expenses and litigation results, (vii) legal and regulatory developments, and (viii) other risks and uncertainties described in filings with the Securities and Exchange Commission.
Contact:
Federal Signal
William Barker
Senior Vice President and Chief Financial Officer
630-954-2000
wbarker@federalsignal.com
Matthew Sherman / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Sirit Inc.
Anastasia Chodarcewicz
416-367-1897 x227
achodarcewicz@sirit.com
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